EXHIBIT 10.5
HURON CONSULTING GROUP INC.
EXECUTIVE OFFICERS’ COMPENSATION FOR 2011(1)
SUMMARY SHEET

Name	Position	Year	Base Salary	Bonus (2)

James H. Roth	President and Chief Executive Officer	2011	$800,000	$880,000

James K. Rojas	Executive Vice President, Chief Operating Officer, Chief Financial Officer and Treasurer	2011	$550,000	$440,000

Diane E. Ratekin	Executive Vice President and General Counsel	2011	$325,000	$162,500

(1)	Excludes restricted stock and stock option awards which were previously disclosed in the Company’s Report on Form 8-K filed on March 17, 2011.

(2)	Bonuses shown are targets in a 162(m) compliant performance plan. Actual amounts earned and paid may be greater or smaller than the amounts indicated.